EXHIBIT 10.29
INDEMNIFICATION AGREEMENT
          This INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into effective as of the _____ day of _________, 20__ by and between HCC Insurance Holdings, Inc., a Delaware corporation (“Company”), and _________________________ (“Indemnitee”).
          WHEREAS, competent and experienced persons are becoming more reluctant to serve as directors and officers of corporations unless they are provided with adequate protection against claims and actions against them for their activities on behalf or at the request of such corporations, generally through insurance and indemnification; and
          WHEREAS, uncertainties in the interpretations of the statutes and regulations, laws and public policies relating to indemnification of corporate directors and officers are such as to make adequate, reliable assessment of the risks to which directors and officers of corporations may be exposed difficult, particularly in light of the proliferation of lawsuits against directors and officers; and
          WHEREAS, the Board of Directors of the Company, based upon its business experience, has concluded that the continuation of present trends in litigation against corporate directors and officers will inevitably make it more difficult for the Company to attract and retain directors and officers of the highest degree of competence committed to the active and effective direction and supervision of the business and affairs of the Company and its subsidiaries and affiliates and the operation of its and their facilities, and the Board deems such consequences to be so detrimental to the best interests of the Company’s stockholders that it has concluded that the Company should act to provide its directors and officers with enhanced protection against inordinate risks attendant on their positions in order to assure that the most capable persons otherwise available will be attracted to such positions and, in such connection, such directors have further concluded that it is not only reasonable and prudent, but necessary, for the Company to contractually obligate itself to indemnify to the fullest extent permitted by applicable law its directors and certain of its officers and to assume, to the maximum extent permitted by applicable law, financial responsibility for expenses and liabilities which might be incurred by such individuals in connection with claims lodged against them for their decisions, actions and omissions in such capacities; and
          WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which law the Company is organized, empowers a corporation organized in Delaware to indemnify persons who serve as directors, officers, employees or agents of the corporation or persons who serve at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and further specifies that the indemnification provided by such section “shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise,” and further empowers a corporation to “purchase and maintain insurance” on behalf of such persons “against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of” such laws; and
          WHEREAS, the Certificate of Incorporation of the Company provides for indemnification in accordance with and to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereinafter in effect; and
          WHEREAS, the Company has (a) reviewed the type of insurance available to insure the directors and officers of the Company and of its affiliates against costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their status and/or decisions or actions in such positions, (b) studied the nature and extent of the coverage provided by such insurance and the cost thereof to the Company, (c) purchased such insurance to the extent reasonably available, and (d) concluded, notwithstanding the purchase of such insurance to the extent reasonably available, that it would be in the best interests of the Company and its stockholders for the Company to enter into agreements to indemnify certain of such persons in the form of this Agreement; and
          WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director and/or officer of the Company, and/or as a director, officer, employee, partner, trustee, agent or fiduciary of such other corporations, partnerships, joint ventures, employee benefit plans, trusts or other enterprises (herein collectively called “Company Affiliates”) of which he has been or is serving, or will serve, at the request of or for the convenience of or to represent the interests of the Company, free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being an officer of the Company or a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate or by reason of his decisions or actions on their behalf; and
          WHEREAS, Indemnitee is willing to serve, or to continue to serve, or to take on additional service for, the Company and/or the Company Affiliates in such aforesaid capacities on the condition that he be indemnified as provided for herein;
          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
          1.       Services to the Company. Indemnitee will serve and/or continue to serve as a director and/or officer of the Company and/or as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate in good faith so long as he is duly elected and qualified in accordance with the provisions of the Company’s By-Laws or other applicable constitutive documents thereof; provided that Indemnitee may at any time and for any reason resign from such position.
          2.       Indemnification.
                    (a)         Except as otherwise expressly provided in this Agreement or prohibited by applicable law, the Company, within sixty (60) days (or such longer period, if any, as may be permitted by Section 4(a) hereof) after receipt of a written statement from Indemnitee requesting indemnification and reasonably evidencing the costs, expenses, judgments, penalties, fines and amounts in settlement incurred by him, shall, in accordance with the applicable provisions of this Agreement, fully indemnify Indemnitee if Indemnitee is or was made a Party or is threatened to be made a party to any Proceeding (as hereinafter defined) by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of or for the convenience of or to represent the interests of the Company as a director, officer, employee, partner, trustee, agent or fiduciary of a Company Affiliate, or by reason of anything done or not done by him in any such capacity (all of the foregoing reasons being herein collectively called “Qualifying Reasons”), against costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts in settlement incurred by him in connection with such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof). In the event that both the foregoing sentence and Section 2(b) hereof would be applicable to the indemnification being sought, the provisions of Section 2(b) shall govern. For purposes of this Agreement, (i) a “Proceeding” shall mean any threatened, pending or completed investigation, action, suit, arbitration, alternate dispute resolution mechanism or any other proceeding (including any appeals therefrom), whether civil, criminal, administrative or investigative in nature and whether in a court or arbitration, or before or involving a governmental, administrative or private entity (including, but not limited to, an investigation initiated by the Company, a Company Affiliate, or the Board of Directors or fiduciaries of any thereof); (ii) references to “fines” shall include, without limitation, any excise taxes assessed on Indemnitee with respect to any employee benefit or welfare plan; and (iii) references to “serving at the request of the Company” shall include, without limitation, any service, while serving as a director, officer, employee, partner, trustee, agent or fiduciary of the Company or any Company Affiliate which imposes duties on, or involves services by, Indemnitee with respect to any employee benefit or welfare plan of the Company or any Company Affiliate, its participants or beneficiaries.
                    (b)         Notwithstanding any other provisions of this Agreement (except as set forth in Section 2(c) hereof), and without a requirement for any determination as described in Section 4(a) hereof, to the extent Indemnitee (i) has prepared to serve or has served as a witness in any Proceeding in any way relating to the Company, any Company Affiliate, any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (“Securities Act Affiliate”), any associate (as defined in such Rule 405) of the Company or of any Securities Act Affiliate or Company Affiliate, or anything done or not done by Indemnitee as a director, officer, employee, partner, trustee, agent or fiduciary of the Company or any Company Affiliate, or (ii) has been successful on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice) in defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the final adjudication, arbitration or alternate dispute resolution mechanism or on appeal, the Company shall fully indemnify him against all costs and expenses (including attorneys’ fees and disbursements) incurred by him in connection therewith (including, but not limited to, the preparation or service as a witness or the investigation, defense or appeal in connection with any such Proceeding) within thirty (30) days after receipt by the Company from Indemnitee of a statement requesting such indemnification, reasonably evidencing the expenses and costs so incurred by him and averring that they do not relate to matters of the type described in clauses (i) or (ii) of Section 2(c) hereof.
                    (c)         Notwithstanding anything to the contrary in the foregoing provisions of this Section 2 (and except as provided in the proviso clause of this sentence), Indemnitee shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2: (i) except as provided in Section 4(e) or 8 hereof, against costs and expenses incurred in connection with any Proceeding commenced by Indemnitee against the Company, any Company Affiliate, any Securities Act Affiliate or any person who is or was a director or officer, in his or her respective capacity as such, of the Company, any Company Affiliate or any Securities Act Affiliate; or (ii) against costs and expenses incurred by Indemnitee in connection with preparing to serve or serving, prior to a Change in Control (as defined in Section 4(d)(i) hereof), as a witness in cooperation with any party or entity, who or which has threatened or commenced any Proceeding against the Company, any Company Affiliate or Securities Act Affiliate, or any director, officer, employee, partner, trustee, agent or fiduciary of any thereof in his or her respective capacity as such; or (iii) to the extent that Indemnitee has theretofore received payment pursuant to any directors’ and officers’ liability insurance policy maintained by the Company; provided, however, that indemnification may be provided by the Company in any specific case as contemplated by Section 6 hereof notwithstanding the applicability of the foregoing clause (i) or (ii).
                    (d)         Notwithstanding any other provision of this Agreement, indemnification shall also be made by the Company to the extent that the Court of Chancery of the State of Delaware or the court in which a Proceeding was brought shall determine that Indemnitee is fairly and reasonably entitled to indemnification for such costs and expenses as such court shall deem proper.
                    (e)         The rights of the Indemnitee under this Agreement shall not be limited, diminished or reduced by the right of the Indemnitee to seek or receive payments with respect to the matters covered by this Agreement from any person other than the Company or under the insurance policies maintained by the Company. In addition, the Indemnitee shall be under no obligation to seek or accept any settlement offer and the failure to accept a settlement offer shall not be a basis for refusing indemnification or any diminution thereof.
        3.         Partial Indemnification. If Indemnitee is only partially successful in the defense of any Proceeding arising out of a Qualifying Reason, or in the defense of any claim, issue or matter involved therein, whether in the initial adjudication, arbitration or alternate dispute resolution mechanism or on appeal, the Company shall nevertheless indemnify Indemnitee, as a matter of right pursuant to Section 2(b) hereof, to the extent Indemnitee has been partially successful.
        4.         Determination of Entitlement to Indemnification Pursuant to Section 2(a).
                    (a)         Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 2(a) hereof, any determination required by Delaware law regarding Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after the Company shall have received such written request. Such sixty (60) -day period can be extended for an additional reasonable time if:
                                 (i) the Company, pursuant to a request by Indemnitee, has provided timely, continuous and effective Interval Protection (as defined in Section 7 hereof); and
                                 (ii) the Company in good faith requires such additional time for the obtaining or evaluating of documentation reasonably available to Indemnitee and required for the determination of entitlement to indemnification.
Any such determination of eligibility shall be made:
                                 (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion delivered by such Independent Counsel to the Board of Directors, a copy of which (including each prior draft thereof) shall be simultaneously delivered to Indemnitee (unless Indemnitee shall have made a request, which request is timely under the circumstances, that such determination be made by the Board of Directors or stockholders, in which case the determination shall be made, as requested by Indemnitee, pursuant to clause (ii)(A) or (ii)(C) of this Section 4(a)); and
                                 (ii) in all other cases:
                              (A) by the Board of Directors of the Company by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or
                              (B) if such a quorum is not obtainable or, even if obtainable, if the Board of Directors by the majority vote of Disinterested Directors so directs, by Independent Counsel in a written opinion delivered by such Independent Counsel to the Board of Directors, a copy of which shall be simultaneously delivered to Indemnitee, or
                              (C) by the stockholders of the Company.

The General Counsel of the Company, if any, shall, promptly upon receipt of Indemnitee’s request for indemnification, advise the Board of Directors in writing that Indemnitee has made such request for indemnification. Indemnitee shall cooperate with the party making the determination of Indemnitee’s entitlement to indemnification, including providing to such party, upon reasonable advance request, any documentation or information reasonably available to Indemnitee and necessary to such determination, but not including documents or information that is within the scope of Indemnitee’s attorney-client privilege. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the party making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification pursuant to Section 2(a) hereof), and the Company hereby indemnifies and agrees to hold Indemnitee harmless from such costs or expenses.
                    (b)         In making a determination of entitlement pursuant to Section 4(a) or 4(e) hereof, the person or entity making such determination shall presume that Indemnitee is entitled to indemnification pursuant to Section 2(a) hereof and that the Company shall have the burden of proof in the making of any determination contrary to such presumption. If no determination pursuant to Section 4(a) hereof is made within sixty (60) days (or such longer period, if any, as may be permitted by Section 4(a) hereof) of the Company’s receipt of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) a misstatement of a material fact necessary to make the statements in such request not materially misleading with respect to the information necessary for the determination of entitlement to indemnification, or (ii) a prohibition of such indemnification under applicable law.
                    (c)         The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, affect the rights of Indemnitee to indemnification or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement.
                    (d)          For purposes of this Agreement:
                                 (i)         “Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, or any entity organized, appointed, established or holding securities of the Company with voting power for or pursuant to the terms of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds (2/3) of the members of the Board of Directors of the Company in office immediately prior to such persons attaining such interest; (B) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.
                                 (ii)         “Disinterested Director” with respect to any request by Indemnitee for indemnification hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.
                                 (iii)         “Independent Counsel” shall mean a law firm or a member of a law firm (A) that neither is nor in the past five (5) years has been retained to represent in any material matter the Company, any Company Affiliate or any Securities Act Affiliate, or Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification hereunder, and (B) which, under applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement, and (C) that is reasonably acceptable to the Company and Indemnitee. For purposes hereof, counsel shall not be deemed to represent any government or governmental entity which may have commenced any Proceeding or be asserting any claim against Indemnitee solely by reason of having represented any department, commission, authority, subdivision or public benefit corporation of or created by such government or governmental entity which is a party to such Proceeding or before which it is being prosecuted or which is making any such claim. In the event that the parties are unable to agree on the selection of Independent Counsel, such counsel shall be selected by lot from among the (x) Delaware law firms generally reputed to be experienced in corporate law and having more than twenty-five (25) attorneys and which meet the requirements of Section 4(d)(iii)(A) and (B) hereof or (y) Dallas, Houston, or New York City law firms generally reputed to be experienced in corporate law and having more than one hundred twenty-five (125) attorneys and which meet the requirements of Section 4(d)(iii)(A) and (B) hereof and having, in each case, a rating of “av” or better in the then current Martindale-Hubbell Law Directory. Such selection shall be made in the presence of Indemnitee (or his representative), and the parties shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept an engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making any determination contemplated hereunder (irrespective of the determination as to Indemnitee’s entitlement to indemnification) shall be paid by the Company and, if requested by such counsel, the Company shall promptly give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by such counsel.
                    (e)         In the event that pursuant to Section 4(a) hereof a determination is made that Indemnitee shall not be entitled to indemnification hereunder in respect of all or any part of a claim made by Indemnitee therefor, Indemnitee shall nevertheless be entitled, at his option, to a final adjudication or may seek an award in arbitration regarding his entitlement to indemnification hereunder in respect of such claim. In the event Indemnitee seeks adjudication, Indemnitee shall initially commence, within one hundred eighty (180) days from Indemnitee’s receipt of notice that he is not entitled to indemnification, an appropriate action in an appropriate court of the State of Delaware or any other court of competent jurisdiction. In the event Indemnitee seeks an award in arbitration, such arbitration shall be initiated by Indemnitee within one hundred eighty (180) days from Indemnitee’s receipt of notice that he is not entitled to indemnification and shall be conducted by a single arbitrator who is a member of a firm which would qualify as an Independent Counsel hereunder pursuant to the commercial arbitration rules of the American Arbitration Association. The arbitrator shall notify the parties of his or her decision within sixty (60) days following the initiation of such arbitration. The Company hereby agrees to be bound by the determination of such arbitrator and shall bear all fees, costs and expenses imposed by the American Arbitration Association on account of such proceeding, irrespective of the determination thereof. The Company further unconditionally and irrevocably agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which such proceeding shall have been commenced, continued or appealed that (i) it shall not oppose Indemnitee’s right to seek or obtain any such adjudication or award in arbitration or any other claim by reason of any prior determination made pursuant to this Agreement with respect to Indemnitee’s right to indemnification under this Agreement on such claim or any other claim, or, except in good faith, raise any objections not specifically relating to the merits of Indemnitee’s claim; (ii) for all purposes of this Agreement any such adjudication or arbitration shall be conducted de novo and without prejudice by reason of any such prior determination to the effect that Indemnitee is not entitled to indemnification; and (iii) it shall be bound by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof). Whether or not the court or arbitrator shall determine that Indemnitee is entitled to indemnification hereunder as to any costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines or amounts in settlement in respect of any claim, issue or matter involved in the Proceeding in respect of which indemnification is sought hereunder, the Company shall within ninety (90) days after written request therefor (and submission of reasonable evidence of the nature and amount thereof), and unless there is a specific judicial finding that Indemnitee’s suit was frivolous, pay all costs and expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in connection with such adjudication or arbitration (including, but not limited to, any appellate proceedings).
                    (f)         If the person or entity (including the Board of Directors, Independent Counsel, stockholders, court or arbitrator) making the determination as to the entitlement of Indemnitee to indemnification hereunder shall determine that Indemnitee is not entitled to indemnification in respect of all claims, issues or matters involved in a Proceeding in respect of which indemnification is sought hereunder but is entitled to indemnification for some of such claims, issues or matters, such person or entity shall equitably allocate such costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts in settlement incurred in connection with such Proceeding among the claims, issues or matters involved therein and determine those for which Indemnitee shall be indemnified hereunder.
        5.         Advancement of Costs and Expenses.
                    (a)         All costs and expenses (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) incurred by Indemnitee in preparing to serve or serving as a witness in a Proceeding of the type described in clause (i) of Section 2(b) hereof, or in investigating, defending or appealing any Proceeding relating to a Qualifying Reason (and not excluded by clause (i) or (ii) of Section 2(c), or arising in connection with an adjudication or award in arbitration pursuant to Section 4(e) hereof, or relating to a Proceeding described in or arising pursuant to Section 8 hereof, shall be paid by the Company (in advance of the final disposition of such Proceeding) at the request of Indemnitee within twenty (20) days after the receipt from time to time by the Company from Indemnitee of a statement or statements requesting such advance or advances, reasonably evidencing the expenses and costs incurred by him in connection therewith and averring that they do not relate to matters described in the aforesaid clause (i) or (ii) of Section 2(c), together with a written undertaking by Indemnitee to repay such amount if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if Indemnitee elects to seek such an adjudication or arbitration, and otherwise in a determination, if required hereunder, pursuant to Section 4(a) hereof) that Indemnitee is not entitled to be indemnified against such costs and expenses by the Company as provided by this Agreement (or, if Indemnitee has sought advances pursuant to Section 4(e) or 8 hereof, if there is a specific judicial finding that Indemnitee’s suit was frivolous).
                    (b)         If and to the extent it is finally determined hereunder that Indemnitee is not entitled to indemnification under this Agreement, or is entitled only to partial indemnification hereunder, Indemnitee shall reimburse the Company for all costs and expenses advanced or prepaid pursuant to Indemnitee’s prior request or requests hereunder, or the proper proportion thereof, as the case may be, within ninety (90) days after receipt of an itemized written statement therefor from the Company, provided that Indemnitee shall have no obligation to reimburse the Company for any of Indemnitee’s costs and expenses relating to (i) cooperating with the Company in making its determination, as provided in Section 4(a) hereof, (ii) an adjudication or arbitration of his entitlement to indemnification hereunder, as provided in Section 4(e) hereof, or (iii) a Proceeding described in or arising under Section 8 hereof (unless, in the case of the foregoing clause (ii) or (iii), there is a specific judicial finding that Indemnitee’s suit was frivolous).
                    (c)         Indemnitee shall have the right to employ counsel during the pendency of any Proceeding which is the subject of this Agreement, but the fees and expenses of such counsel shall be at Indemnitee’s expense unless (i) all Indemnitees who are made a party or threatened to be made a party to any Proceeding within the scope of this Agreement agree to use the same legal counsel; (ii) the employment of counsel by Indemnitee has been authorized by the Company; (iii) the Company acknowledges that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, in which case, counsel selected by Indemnitee must be reasonably satisfactory to Company; and provided further however that in the event other persons who are potential targets of any Proceeding are being separately represented because of the same or substantially same conflict of interest, Indemnitee shall, upon the Company’s demand, use the same counsel as engaged on behalf of the other persons (unless a conflict also exists between Indemnitee and such other persons); (iv) following ten (10) -days’ written notice, the Company shall in fact not have employed counsel to assume the defense of such Proceeding; or (v) counsel selected by the Company moves to withdraw from representing Indemnitee, and the Company does not, within ten days of receiving notice of such motion employ substitute counsel.
        6.         Other Rights to Indemnification. The indemnification and advancement of costs and expenses (including attorneys’ fees and disbursements) provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of applicable law, the Certificate of Incorporation or any By-Law of the Company or any other agreement or any vote of directors or stockholders or otherwise, whether as to action in his official capacity or in another capacity while occupying any of the positions or having any of the relationships referred to in Section 2 of this Agreement.
        7.         Interval Protection Against Premature Enforcement. During the interval between the Company’s receipt of Indemnitee’s request for indemnification and the latest to occur of (a) payment in full to Indemnitee of the indemnification to which he is entitled hereunder, or (b) a determination (if required) pursuant to Section 4(a) hereof or a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof (if Indemnitee elects to seek such an adjudication or arbitration) that Indemnitee is not entitled to indemnification hereunder, the Company shall provide “Interval Protection” which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Company at that time) to stay, pending a final determination of Indemnitee’s entitlement to indemnification (and, if Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which Indemnitee may be liable (and as to which Indemnitee has requested indemnification hereunder) in order to avoid Indemnitee being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to Indemnitee of amounts necessary to satisfy the judgments, penalties, fines or other amounts for which Indemnitee may be liable and as to which a stay of execution as aforesaid cannot be obtained, the Board of Directors by its approval of the form of the Indemnification Agreement (as hereinafter defined) having made the judgment that, in general, such loan or similar assistance may reasonably be expected to benefit the Company), within three (3) days after receipt of Indemnitee’s written request therefor, together with a written undertaking by Indemnitee to repay, no later than ninety (90) days following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined (in a final adjudication or conclusion of an arbitration pursuant to Section 4(e) hereof, if Indemnitee elects to seek such an adjudication or arbitration, and otherwise in a determination (if required) pursuant to Section 4(a) hereof) that Indemnitee is not entitled to be indemnified against such judgments, penalties, fines or other amounts, provided that in no event shall the Company pay the amount of any such judgment, penalty, fine or other amount except pursuant to Sections 2, 4 (if applicable) or 6 hereof.

        8.         Enforcement.
                    (a)         The Company unconditionally and irrevocably agrees that its execution of this Agreement shall also constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights shall have been commenced, continued or appealed that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a violation of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement. The Company further irrevocably stipulates and agrees that (i) it shall not, except in good faith, raise any objections not specifically relating to the merits of Indemnitee’s claim, (ii) if a determination was made or deemed to have been made pursuant to the provisions of Section 4 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, (iii) the Company shall be bound, in any such proceeding, by all provisions of this Agreement (including, but not limited to, Sections 4(b) and 4(c) hereof), and (iv) the Company shall not assert any rights of set-off against Indemnitee except for money borrowed by Indemnitee from the Company.
                    (b)         In the event that Indemnitee is subject to or intervenes in any legal action in which the validity or enforceability of this Agreement is at issue or institutes any legal action, for specific performance or otherwise, to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall, within thirty (30) days after written request to the Company therefor (and submission of reasonable evidence of the amount thereof), and unless there is a specific judicial finding that Indemnitees suit was frivolous, be indemnified by the Company against all costs and expenses (including attorneys’ fees and disbursements) incurred by him in connection therewith.
        9.         Duration of Agreement.
                    (a)         This Agreement shall continue until and terminate upon the later of (i) the tenth (10th) anniversary after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Section 2(a) of this Agreement or (ii) (A) the final termination or resolution of all proceedings with respect to Indemnitee commenced during such ten (10) -year period and (B) either (x) receipt by Indemnitee of the indemnification to which he is entitled hereunder with respect thereto, or (y) a final adjudication or binding arbitration that Indemnitee is not entitled to any further indemnification with respect thereto, as the case may be.
                    (b)         This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, devisees, executors, administrators or other legal representatives.
        10.       Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable under any particular circumstances or for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all other portions of any section, paragraph or clause of this Agreement that contains any provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable), or the validity, legality or enforceability under any other circumstances shall not in any way be affected or impaired thereby and (b) to the fullest extent possible consistent with applicable law, the provisions of this Agreement (including, without limitation, all other portions of any section, paragraph or clause of this Agreement that contains any such provision that has been found to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be deemed revised, and shall be construed so as to give effect to the intent manifested by this Agreement (including the provision held invalid, illegal or unenforceable).
        11.       Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
        12.       Headings. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
        13.       Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        14.       Notification and Defense of Claim. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification covered hereunder, whether civil, criminal or investigative; provided, however, that the failure of Indemnitee to give such notice to the Company shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. Nothing in this Agreement shall constitute a waiver of the Company’s right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.
        15.       Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the fourth business day after the date on which it is so mailed, or (iii) sent by facsimile transmission with the effective transmission confirmed by receipt, in all cases:
                    (a)         if to Indemnitee, at the address indicated on the signature page hereof; and
                    (b)         if to the Company:

HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, TX. 77040
Facsimile No.: (713) 744-9468
Attention: General Counsel
or to such other address as may have been furnished to either party by the other party.
        16.       Governing Law. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.
[signature page follows]
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written

HCC INSURANCE HOLDINGS, INC.

By:

Name:

Title:

[NAME]

Address: